EXHIBIT 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8, File No. 333-101990, and File No. 333-11560 pertaining to certain employee stock option plans of Top Image Systems Ltd of our report dated March 13, 2005 with respect to the consolidated financial statements of Top Image Systems Ltd. as of December 31, 2004, included in the Annual Report on Form 20-F of Top Image Systems Ltd. for the year ended December 31, 2004.

Tel-Aviv, Israel March 31, 2005	Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global